Exhibit 99.1

INTERVAL LEISURE GROUP REPORTS FIRST QUARTER 2011 RESULTS

MIAMI, May 09, 2011 (BUSINESS WIRE) —Interval Leisure Group (Nasdaq: IILG) (“ILG”) today announced results for the three months ended March 31, 2011.

FIRST QUARTER 2011 HIGHLIGHTS

• ILG consolidated revenue increased by 2.8% year over year.

• Management Fee and Rental revenue grew 49.2% from prior year, total Management and Rental segment revenue up 26.1%.

• New member volume increased by 23.3%, total member count was up sequentially.

• Free cash flow was $26.5 million for first quarter 2011.

“During the first quarter, ILG’s total consolidated revenue increased by nearly 3%.  The Management and Rental segment grew the top-line by more than 26%, reflecting the contribution of Trading Places and a nearly 20% improvement in the Aston business,” said Craig M. Nash, Chairman, President and Chief Executive Officer of Interval Leisure Group. “Our new product initiatives at Interval International, including Platinum membership, began showing positive results in the quarter and total member count was up sequentially for the first time in 10 quarters.”

“However, 2011 has started off to be challenging for our Membership and Exchange segment as we were negatively impacted by a shift in inventory mix as well as expenses associated with our fourth quarter 2010 technology implementation.” Nash added, “Investing in our business with a focus on long term success remains our priority.”

Financial Summary & Operating Metrics (in millions, except per share amounts and percentages)

	Three Months Ended March 31,		Quarter Over Quarter
Metrics	2011	2010	Change
Revenue	$117.0	$113.8	2.8%
Membership and Exchange revenue	$96.4	$97.5	(1.1)%
Management and Rental revenue	$20.6	$16.3	26.1%
Gross profit	$79.5	$79.7	(0.2)%
Net income attributable to common stockholders	$13.2	$15.4	(14.4)%
Diluted EPS	$0.23	$0.27	(14.8)%
EBITDA*	$44.4	$46.3	(4.3)%

	March 31,	December 31,
Balance sheet data	2011	2010
Cash and cash equivalents	$204.3	$180.5
Debt	$353.2	$357.6

	Three Months Ended
	March 31,
Cash flow data	2011	2010
Net cash provided by operating activities	$29.4	$32.5
Free cash flow*	$26.5	$28.9

* “EBITDA” and “Free cash flow” are non-GAAP measures as defined by the Securities and Exchange Commission (the “SEC”). Please see “Presentation of Financial Information,” “Glossary of Terms” and “Reconciliations of Non-GAAP Measures” below for an explanation of non-GAAP measures used throughout this release.

DISCUSSION OF RESULTS

First Quarter 2011 Consolidated Operating Results

Consolidated revenue for the first quarter ended March 31, 2011 was $117.0 million, an increase of 2.8% from $113.8 million for the first quarter of 2010.

Net income for the three months ended March 31, 2011 was $13.2 million, a decrease of 14.4% from net income of $15.4 million for the same period of 2010. The year over year decline in net income reflects a $4.5 million decrease in operating income from the Membership and Exchange segment, partially offset by a $0.9 million increase in operating income from our Management and Rental segment. First quarter 2011 diluted earnings per share was $0.23 compared to diluted earnings per share of $0.27 for the same period of 2010.

EBITDA was $44.4 million for the quarter ended March 31, 2011, compared to EBITDA of $46.3 million for the same period of 2010.

BUSINESS SEGMENT RESULTS

Membership and Exchange

Membership and Exchange segment revenue for the three months ended March 31, 2011 was $96.4 million, a decline of 1.1% from the comparable period in 2010.

For the first quarter of 2011, transaction and membership fee revenue were $56.4 million and $32.6 million, respectively, a decrease of 4.5% and an increase of 0.4%, respectively, over the same period in 2010.

Total active members at March 31, 2011 were approximately 1,818,000, relatively flat with total active members of approximately 1,826,000 at March 31, 2010.  Total active members increased by 15,000 from the fourth quarter of 2010.  This was the first sequential increase since the third quarter of 2008.  Average revenue per member for the first quarter of 2011 was $50.13, a decrease of 2.3% from the first quarter of 2010 due primarily to a decline in transaction revenue. During the first quarter of 2011, Interval affiliated 16 new vacation ownership resorts in domestic and international markets.

Membership and Exchange segment EBITDA was $41.4 million in the first quarter, a decline of 7.0% from the segment’s EBITDA of $44.5 million in the first quarter 2010. Membership and Exchange segment EBITDA reflects a reduction in segment revenue, a $1.1 million increase in the cost of Getaway sales due to inventory mix changes, and approximately $1.1 million of higher non-capitalized expenses related to iServices following its implementation in the fourth quarter of 2010.

Management and Rental

Management and Rental segment revenue for the three months ended March 31, 2011, was $20.6 million, including $8.9 million of management fee and rental revenue (defined below). Year-over-year, management fee and rental revenue grew by 49.2%. The improvement was primarily driven by an increase in revenue per available room (“RevPAR”) at Aston and the acquisition of Trading Places (TPI).  Aston RevPAR for the quarter ended March 31, 2011 was $126.25 compared to $102.80 for the same period in 2010, resulting from both a 12.2% higher average daily rate (ADR) and a 9.4% improvement in occupancy rates in the first quarter of 2011.

In the first quarter of 2011, Management and Rental segment EBITDA was $3.0 million, an increase of 62.7% from the prior year period.  Segment EBITDA benefitted from an 18.2% increase in room revenue and the inclusion of TPI.

Capital Resources and Liquidity

As of March 31, 2011, ILG’s cash and cash equivalents totaled $204.3 million, compared to $180.5 million as of December 31, 2010. The Company’s total debt outstanding was $353.2 million, net of unamortized bond discount, as of March 31, 2011. During the current quarter, the Company made a $5.0 million voluntary prepayment of principal on its term loan.

For the first quarter of 2011, ILG’s capital expenditures totaled $2.9 million, or 2.5% of revenue, net cash provided by operating activities was $29.4 million and free cash flow (defined below) was $26.5 million. Total interest paid during the first quarter was $14.8 million.

Presentation of Financial Information

ILG management believes that the presentation of non-generally accepted accounting principles (non-GAAP) financial measures, including, among others, EBITDA, and free cash flow, serves to enhance the understanding of ILG’s performance. These non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles (GAAP). In addition, EBITDA (as defined) is used to calculate compliance with certain financial covenants in ILG’s credit agreement. Management believes that these non-GAAP measures improve the transparency of our disclosures, provide meaningful presentations of our results from our business operations excluding the impact of certain items not related to our core business operations and improve the period to period comparability of results from business operations. These measures may also be useful in comparing our results to those of other companies, however, our calculations may differ from the calculations of these measures used by other companies. More information about the non-GAAP financial measures, including reconciliations of GAAP results to the non-GAAP measures, is available in the financial tables that accompany this press release.

Conference Call

ILG will host a conference call today at 4:30 p.m. Eastern Daylight Time to discuss its results for the first quarter 2011, with access via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (800) 706-7741 (toll-free domestic) or (617) 6143471 (international); participant passcode: 39692005. Please register at least 10 minutes before the conference call begins. A live webcast of the conference call will be available on the Investor Relations section of ILG’s Web site at www.iilg.com. A replay of the call will be available for 10 days via telephone starting approximately two hours after the call ends. The replay can be accessed at (888) 286-8010  (toll-free domestic) or (617) 801-6888 (international); passcode: 17800253. The webcast will be archived on ILG’s Web site for 90 days after the call.

About Interval Leisure Group

Interval Leisure Group (ILG) is a leading global provider of membership and leisure services to the vacation industry. ILG is headquartered in Miami, Florida, and has more than 2,800 employees worldwide.

The company’s primary business segment is Membership and Exchange, which offers travel and leisure-related products and services to approximately 2 million member families who are enrolled in various programs. Interval International, the segment’s principal business, is celebrating 35 years as a leader in vacation ownership exchange. With offices in 14 countries, it operates the Interval Network of about 2,600 resorts in more than 75 nations. ILG delivers additional opportunities for vacation ownership exchange through its Trading Places International (TPI) and Preferred Residences networks.

ILG also has a Management and Rental business segment that includes Aston Hotels & Resorts and TPI. These businesses provide hotel, condominium resort, timeshare resort, and homeowners’ association management, as well as vacation rental services, to travelers and property owners at over 45 locations in North America.

More information about the Company is available at www.iilg.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, relating to: our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.

Actual results could differ materially from those contained in the forward-looking statements included herein for a variety of reasons, including, among others: adverse trends in economic conditions generally or in the vacation ownership, vacation rental and travel industries; adverse changes to, or interruptions in, relationships with third parties; lack of available financing for, or insolvency or consolidation of developers; decreased demand from prospective purchasers of vacation interests; travel related health concerns, such as pandemics; changes in our senior management; regulatory changes; our ability to compete effectively and successfully introduce new products and services; the effects of our significant indebtedness and our compliance with the terms thereof; adverse events or trends in key vacation destinations; business interruptions in connection with the rearchitecture of our technology systems and our ability to expand successfully in international markets and manage risks specific to international operations. Certain of these and other risks and uncertainties are discussed in our filings with the SEC. Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, the forward-looking statements discussed in this release may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release. Except as required by applicable law, ILG does not undertake to update these forward-looking statements.

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010

Revenue	$116,983	$113,838
Cost of sales	37,523	34,181
Gross profit	79,460	79,657
Selling and marketing expense	13,832	13,531
General and administrative expense	24,315	22,290
Amortization expense of intangibles	6,813	6,575
Depreciation expense	3,290	2,448
Operating income	31,210	34,813
Other income (expense):
Interest income	121	78
Interest expense	(8,966)	(9,014)
Other expense, net	(1,160)	(734)
Total other expense, net	(10,005)	(9,670)
Earnings before income taxes and noncontrolling interest	21,205	25,143
Income tax provision	(8,007)	(9,730)
Net income	13,198	15,413
Net income attributable to noncontrolling interest	(3)	—
Net income attributable to common stockholders	$13,195	$15,413

Earnings per share attributable to common stockholders:
Basic	$0.23	$0.27
Diluted	$0.23	$0.27
Weighted average number of common stock outstanding:
Basic	57,188	56,627
Diluted	58,084	57,436

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2011	December 31, 2010

ASSETS
Cash and cash equivalents	$204,328	$180,502
Deferred membership costs	12,717	11,775
Prepaid income taxes	1,916	8,539
Other current assets	84,440	71,930
Total current assets	303,401	272,746
Goodwill and intangible assets, net	601,684	608,497
Deferred membership costs	15,630	16,108
Other non-current assets	78,591	81,033
TOTAL ASSETS	$999,306	$978,384

LIABILITIES AND EQUITY LIABILITIES:
Accounts payable, trade	$12,577	$11,302
Deferred revenue	107,306	94,651
Other current liabilities	66,567	73,165
Total current liabilities	186,450	179,118
Long-term debt, net of current portion	353,186	357,576
Deferred revenue	126,838	124,928
Other long-term liabilities	94,242	95,131
Redeemable noncontrolling interest	422	419
TOTAL STOCKHOLDERS’ EQUITY	238,168	221,212
TOTAL LIABILITIES AND EQUITY	$999,306	$978,384

INTERVAL LEISURE GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2011	2010

Cash flows from operating activities:
Net income	$13,198	$15,413
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization expense of intangibles	6,813	6,575
Amortization of debt issuance costs	472	666
Depreciation expense	3,290	2,448
Accretion of original issue discount	610	550
Non-cash compensation expense	3,046	2,494
Deferred income taxes	108	448
Excess tax benefits from stock-based awards	(1,218)	(921)
Changes in assets and liabilities	3,095	4,863
Net cash provided by operating activities	29,414	32,536
Cash flows from investing activities:
Changes in restricted cash	—	204
Capital expenditures	(2,910)	(3,616)
Net cash used in investing activities	(2,910)	(3,412)
Cash flows from financing activities:
Principal payments on term loan	(5,000)	(10,000)
Other, net	(817)	(380)
Net cash used in financing activities	(5,817)	(10,380)
Effect of exchange rate changes on cash and cash equivalents	3,139	(1,673)
Net increase in cash and cash equivalents	23,826	17,071
Cash and cash equivalents at beginning of period	180,502	160,014
Cash and cash equivalents at end of period	$204,328	$177,085

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest, net of amounts capitalized	$14,823	$15,116
Income taxes, net of refunds	$536	$1,328

OPERATING STATISTICS

	Three Months Ended March 31,
	2011	% Change	2010
Membership and Exchange
Total active members at end of period (000’s)	1,818	(0.4)%	1,826
Average revenue per member	$50.13	(2.3)%	$51.31

Management and Rental
Available room nights (000’s)	376	(3.7)%	390
RevPAR	$126.25	22.8%	$102.80

ADDITIONAL DATA

	Three Months Ended March 31,
	2011	% Change	2010
	(Dollars in thousands)
Membership and Exchange
Transaction revenue	$56,377	(4.5)%	$59,008
Membership fee revenue	32,590	0.4%	32,475
Ancillary member revenue	1,978	(11.4)%	2,232
Total member revenue	90,945	(3.0)%	93,715
Other revenue	5,483	43.3%	3,826
Total revenue	$96,428	(1.1)%	$97,541

Management and Rental
Management fee and rental revenue	$8,927	49.2%	$5,984
Pass-through revenue	11,628	12.8%	10,313
Total revenue	$20,555	26.1%	$16,297
Management and Rental gross margin	27.6%	24.4%	22.2%
Management and Rental gross margin without pass-through revenue	63.6%	5.1%	60.5%

RECONCILIATIONS OF NON-GAAP MEASURES

	Three Months Ended March 31,
	2011	% Change	2010
	(Dollars in thousands)
Net cash provided by operating activities	$29,414	(9.6)%	$32,536
Less: Capital expenditures	(2,910)	(19.5)%	(3,616)
Free cash flow	$26,504	(8.4)%	$28,920

	Three Months Ended March 31,
	2011			2010
	Membership and Exchange	Management and Rental	Consolidated	Membership and Exchange	Management and Rental	Consolidated
	(Dollars in thousands)

EBITDA	$41,405	$2,954	$44,359	$44,514	$1,816	$46,330
Amortization expense of intangibles	5,424	1,389	6,813	5,257	1,318	6,575
Depreciation expense	3,027	263	3,290	2,260	188	2,448
Non-cash compensation expense	2,760	286	3,046	2,301	193	2,494
Operating income	$30,194	$1,016	31,210	$34,696	$117	34,813
Interest income			121			78
Interest expense			(8,966)			(9,014)
Other non-operating expense, net			(1,160)			(734)
Income tax provision			(8,007)			(9,730)
Net income			13,198			15,413
Net income attributable to noncontrolling interest			(3)			—
Net income attributable to common stockholders			$13,195			$15,413

GLOSSARY OF TERMS

Ancillary Member Revenue - Other Interval Network member related revenue including insurance and travel related services.

Available Room Nights - Number of nights available for rental by Aston at managed vacation properties during the period.

Average Revenue per Member - Membership fee revenue, transaction revenue and ancillary member revenue for the Interval Network for the applicable period, divided by the monthly weighted average number of Interval Network active members during the applicable period.

EBITDA - Net income, excluding, if applicable (1) non-cash compensation expense, (2) depreciation expense, (3) amortization expense of intangibles, (4) goodwill and asset impairments, (5) income taxes, (6) interest income and interest expense and (7) other non-operating income and expense. The Company’s presentation of EBITDA may not be comparable to similarly-titled measures used by other companies.

Free Cash Flow - Cash provided by operating activities less capital expenditures.

Gross Lodging Revenue - Total room revenue collected from all Aston-managed occupied rooms during the period.

Management Fee and Rental Revenue — Represents revenue earned by our Management and Rental segment exclusive of pass-through revenue.

Pass-through Revenue - Represents the compensation and other employee-related costs directly associated with  management of the properties and homeowner associations that are included in both revenue and cost of sales and that are passed on to the property owners and homeowner associations without mark-up. Management believes presenting gross margin without these expenses provides management and investors a relevant period-over-period comparison.

RevPAR - Gross Lodging Revenue divided by Available Room Nights during the period for Aston.

Total Active Members - Active members of the Interval Network as of the end of the period. Active members are members in good standing that have paid membership fees and any other applicable charges in full as of the end of the period or are within the allowed grace period.

Transaction Revenue - Transactional and service fees paid primarily for Interval Network exchanges, Getaways, and reservation servicing.

SOURCE: Interval Leisure Group

Interval Leisure Group

Investor Contact:

Jennifer Klein, Investor Relations,

305-925-7302

Jennifer.Klein@iilg.com

Or

Media Contact:

Christine Boesch, Corporate Communications,

305-925-7267

Chris.Boesch@intervalintl.com